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                                                                    EXHIBIT 21.1

                                  COVANCE INC.
                                SUBSIDIARY LIST

    Covance AG--SWITZERLAND

    Covance (Canada) Inc.--CANADA

    Covance Central Laboratory Services Inc.--DELAWARE

    Covance Central Laboratory Services Limited Partnership--INDIANA

    Covance Central Diagnostics Inc.--WISCONSIN

    Covance Central Laboratory Services SA--SWITZERLAND

    Covance Clinical and Periapproval Services AG--SWITZERLAND

    Covance Clinical and Periapproval Services GmbH--GERMANY

    Covance Clinical and Periapproval Services Limited--IRELAND

    Covance Clinical and Periapproval Services SA--BELGIUM

    Covance Clinical and Periapproval Services SARL--FRANCE

    Covance Clinical Research Unit Inc.--FLORIDA

    Covance Health Economics and Outcomes Services Inc.--DELAWARE

    Covance Ltd.--UNITED KINGDOM

    Covance Clinical and Periapproval Services Ltd.--UNITED KINGDOM

    Covance Laboratories Ltd.--UNITED KINGDOM

    Covance Clinical Research Unit Ltd.--UNITED KINGDOM

    Covance Periapproval Services Inc.--DELAWARE

    Covance Pharmaceutical Packaging Services AG--SWITZERLAND

    Covance Pharmaceutical Packaging Services Inc.--PENNSYLVANIA

    Covance Preclinical Corporation--WASHINGTON

    Covance Laboratories GmbH--GERMANY

    Covance Laboratories Inc.--DELAWARE

    Covance Research Products Inc.--PENNSYLVANIA

    CRPP Inc.--DELAWARE

    Covance Antibody Services Inc.--CALIFORNIA

    Covance Pty. Ltd.--AUSTRALIA

    Covance Biotechnology Services Inc.--DELAWARE